SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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MET INVESTORS SERIES TRUST

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MET INVESTORS SERIES TRUST

One Financial Center

Boston, Massachusetts 02111

March 4, 2016

Dear Contract Owner:

The accompanying information statement provides information about a change in the subadviser of the Met/Aberdeen Emerging Markets Equity Portfolio (formerly, MFS® Emerging Markets Equity Portfolio) (the “Portfolio”), a series of Met Investors Series Trust. Effective January 1, 2016, Aberdeen Asset Managers Limited (“Aberdeen”), a subsidiary of Aberdeen Asset Management PLC, became subadviser to the Portfolio. In addition, the name of the Portfolio and the Portfolio’s principal investment strategies were changed at that time. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of January 1, 2016.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Elizabeth M. Forget President Met Investors Series Trust

MET INVESTORS SERIES TRUST

Met/Aberdeen Emerging Markets Equity Portfolio

(formerly, MFS® Emerging Markets Equity Portfolio)

One Financial Center

Boston, Massachusetts 02111

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at

www.metlife.com/variablefunds

The primary purpose of this Information Statement is to provide you with information about a change of the subadviser to the Met/Aberdeen Emerging Markets Equity Portfolio (formerly, MFS® Emerging Markets Equity Portfolio) (the “Portfolio”), a series of Met Investors Series Trust (the “Trust”). Effective January 1, 2016, Aberdeen Asset Managers Limited (“Aberdeen”) replaced Massachusetts Financial Services Company (“MFS”) as subadviser to the Portfolio. MFS was replaced as the Portfolio’s subadviser because of the Portfolio’s underperformance relative to its benchmark and peer groups during the periods discussed below and because of uncertainties surrounding MFS’s portfolio management team and portfolio construction process. This Information Statement is being mailed beginning on or about March 8, 2016 to the Portfolio’s shareholders of record as of the close of business on January 1, 2016 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-638-7732.

MetLife Advisers, LLC (“MetLife Advisers”) serves as investment adviser to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and MetLife Advisers (the “Management Agreement”). MetLife Investors Distribution Company (the “Distributor”), an affiliate of MetLife Advisers, serves as the distributor to the Trust. For the fiscal year ended December 31, 2015, the Portfolio paid to the Distributor pursuant to the Class B Distribution Plan fees in the amount of $1,442,481. MetLife Advisers is located at One Financial Center Boston, Massachusetts 02111. The Distributor is located at 1095 Avenue of the Americas, New York, New York 10036. State Street Bank and Trust Company is the administrator of the Trust and is located at 2 Avenue de Lafayette, Boston, Massachusetts 02111.

Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and MetLife Advisers that generally permits MetLife Advisers, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. Generally, the Portfolio’s Board of Trustees must approve any new subadvisory agreements implemented in reliance on the exemptive order. The Portfolio may not generally rely on the exemptive order with respect to subadvisers that are affiliated with MetLife Advisers. One of the conditions of the exemptive relief is that within ninety days after entering into a new or amended investment subadvisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. Introduction

Prior to December 31, 2015, MFS served as subadviser to the Portfolio pursuant to an investment advisory agreement dated May 1, 2006, by and between Met Investors Advisory LLC (a predecessor to MetLife Advisers) and MFS (the “Previous Subadvisory Agreement”).

At an in-person meeting of the Board of Trustees of the Trust (“Board”) held on November 17-18, 2015, the Board (including a majority of Trustees who are not “interested persons” of the Trust, MetLife Advisers, Aberdeen or the Distributor (as that term is defined in the 1940 Act) (“Independent Trustees”)) approved a new investment subadvisory agreement between MetLife Advisers and Aberdeen with respect to the Portfolio, which took effect as of January 1, 2016 (“New Subadvisory Agreement”). In connection with the appointment of Aberdeen as subadviser to the Portfolio, the Previous Subadvisory Agreement was terminated as of December 31, 2015, and as of that date, MFS no longer served as subadviser to the Portfolio. As discussed below, the New Subadvisory Agreement is the same in all material respects as the Previous Subadvisory Agreement, except for Aberdeen as subadviser, the subadvisory fee schedule, the effective date and term, and certain administrative provisions. As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. The Management Agreement between the Trust and MetLife Advisers relating to the Portfolio remains in effect.

As a result of the approval of the New Subadvisory Agreement, effective January 1, 2016, Aberdeen replaced MFS as the subadviser to the Portfolio. Supplements to the Portfolio’s Summary Prospectus, Prospectus and Statement of Additional Information were filed to reflect the change of subadviser. Unless otherwise noted in the supplements, all references to MFS with respect to the Portfolio in the Summary Prospectus, Prospectus, and Statement of Additional Information, as amended, relating to the Portfolio were replaced with Aberdeen, as appropriate.

II. The Previous and New Subadvisory Agreements

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect for a two-year period beginning on May 1, 2006, and would continue in full force and effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board, by MetLife Advisers, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to MFS or by MFS upon ninety days’ prior written notice to MetLife Advisers, or upon shorter notice as mutually agreed upon. The Previous Subadvisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between MetLife Advisers and the Trust was terminated for any reason.

The Previous Subadvisory Agreement also generally provided that, absent willful misconduct, bad faith, reckless disregard or gross negligence of MFS in the performance of any of its duties or obligations under the Previous Subadvisory Agreement, MFS would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, MetLife Advisers paid a subadvisory fee to MFS, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.80% of the first $250 million of such assets, 0.70% on the next $250 million of such assets, 0.55% on the next $500 million of such assets, and 0.50% on such assets in excess over $1 billion. For the fiscal year ended December 31, 2015, MetLife Advisers paid MFS $8,716,120 in aggregate subadvisory fees with respect to the Portfolio.

The Previous Subadvisory Agreement was initially approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on February 15, 2006 and by the Portfolio’s initial shareholder on April 28, 2006.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio with respect to Aberdeen is attached as Exhibit 1 to this Information Statement. The terms of the New Subadvisory Agreement are the same in all material respects as those of the Previous Subadvisory Agreement, except for Aberdeen as subadviser, the subadvisory fee schedules, the effective dates and terms, and certain administrative provisions. The New Subadvisory Agreement provides that it will remain in effect until December 31, 2016, and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by MetLife Advisers, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Aberdeen or by Aberdeen upon sixty days’ prior written notice to MetLife Advisers, or upon shorter notice as mutually agreed upon. The New Subadvisory Agreement may also terminate automatically in the event of its assignment or in the event that the Management Agreement between MetLife Advisers and the Trust is assigned or terminated for any reason.

The New Subadvisory Agreement also generally provides that, absent willful misconduct, bad faith, reckless disregard or gross negligence of Aberdeen in the performance of any of its duties or obligations under the New Subadvisory Agreement, Aberdeen will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

The New Subadvisory Agreement imposes certain obligations on Aberdeen, such as the reporting of compliance issues to MetLife Advisers and the maintenance of procedures regarding the use of derivatives, that were not in the Previous Subadvisory Agreement. The New Subadvisory Agreement also explicitly states that the Trust is an intended third-party beneficiary of the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, MetLife Advisers pays a subadvisory fee to Aberdeen, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.70% of the first $250 million of such assets, 0.60% on the next $250 million of such assets, 0.55% on the next $500 million of such assets, and 0.50% on such assets over $1 billion.

For the fiscal year ended December 31, 2015, MetLife Advisers paid MFS $8,716,120 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. If the New Subadvisory Agreement had been in effect during the fiscal year ended December 31, 2015, the fee payable by MetLife Advisers to MFS would have been $8,216,120. The difference between such amounts is -$500,000, which represents a 5.7% decrease.

As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fees under the New Subadvisory Agreement. The Management Agreement between the Trust and MetLife Advisers relating to the Portfolio remains in effect and the fees payable to MetLife Advisers by the Portfolio under the Management Agreement at current asset levels are the same as they were when MFS subadvised the Portfolio.

Effective Date

The New Subadvisory Agreement was approved by the Board, including by a separate vote of the Independent Trustees, at an in-person meeting of the Board on November 17-18, 2015, and its effective date was as of January 1, 2016.

III. Board Considerations

At an in-person meeting of the Board held on November 17-18, 2015, the Board, including a majority of the Independent Trustees, approved a new subadviser for the Portfolio, replacing MFS with Aberdeen under the New Subadvisory Agreement between the Adviser and Aberdeen. Aberdeen commenced serving as the Portfolio’s Subadviser on January 1, 2016.

In considering the New Subadvisory Agreement, the Board reviewed a variety of materials provided by MetLife Advisers and Aberdeen relating to the Portfolio and Aberdeen, including comparative performance, fee and expense information for an appropriate peer group of similar mutual funds, performance information for relevant benchmark indexes, and other information regarding the nature, extent and quality of services to be provided by Aberdeen under the New Subadvisory Agreement. In addition, the Independent Trustees received and reviewed a report prepared by JDL Consultants, LLC, an independent consultant to the Independent Trustees, which evaluated the impact of the proposed subadviser change on the Portfolio, reviewed the performance of Aberdeen and analyzed the impact of the proposed subadviser change on the Portfolio’s expenses.

The Independent Trustees were separately advised by independent legal counsel throughout the process. The Independent Trustees discussed the proposed approval of the New Subadvisory Agreement in a private session with their independent legal counsel at which no representatives of management were present.

In considering whether to approve the New Subadvisory Agreement with Aberdeen with respect to the Portfolio, the Board reviewed and analyzed the factors it deemed relevant, including: (1) the nature, extent and quality of the services to be provided to the Portfolio by Aberdeen; (2) the performance of the Portfolio and a proprietary emerging markets equity mutual fund managed by Aberdeen (the “Aberdeen Fund”), as compared to peer groups and appropriate indexes; (3) Aberdeen’s personnel and operations; (4) the financial condition of Aberdeen; (5) the level and method of computing the Portfolio’s proposed subadvisory fees; (6) the anticipated profitability of Aberdeen under the New Subadvisory Agreement, to the extent such information was available; (7) any “fall-out” benefits that may accrue to Aberdeen and its affiliates (i.e., ancillary benefits that may be realized by Aberdeen or its affiliates from Aberdeen’s relationship with the Trust); (8) the anticipated effect of growth in size on the Portfolio’s expenses; (9) fees paid by comparable mutual funds, as prepared by Broadridge; and (10) possible conflicts of interest.

Nature, extent and quality of services. With respect to the services provided by Aberdeen, the Board considered a variety of information that MetLife Advisers and Aberdeen provided. The Board considered Aberdeen’s investment process and philosophy, and the investment performance experienced by the Portfolio (as described in more detail below). The Board took into account that Aberdeen’s responsibilities include the development and maintenance of an investment program for the Portfolio that is consistent with the Portfolio’s investment objectives, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. In particular, the Board considered, among other things, Aberdeen’s current level of staffing as well as its compensation program and its overall resources. The Board reviewed Aberdeen’s history and investment experience, as well as information regarding the qualifications, background and responsibilities of Aberdeen’s investment and compliance personnel who provide services to the Portfolio. The Board also considered, among other things, Aberdeen’s compliance program and regulatory and disciplinary history. In its review, the Board also took into account information regarding any services and/or payments provided to MetLife Advisers by Aberdeen in connection with marketing activities.

Performance. Among other data relating specifically to the Portfolio’s performance, the Board considered that the Portfolio underperformed the median of comparable funds underlying variable insurance products as prepared by Broadridge (the “Performance Universe”) and its Lipper Index for the one-, three-, and five-year periods ended June 30, 2015. The Board further considered that the Portfolio outperformed its benchmark, the MSCI Emerging Markets Index, for the one-year period ended October 31, 2015, and underperformed its benchmark for the three- and five-year periods ended October 31, 2015. The Board took into account management’s discussion of the Portfolio’s performance. The Board also noted the proposed subadviser change would be effective on or about January 1, 2016, and that MetLife Advisers would oversee the investment activities of Aberdeen.

With respect to Aberdeen, the Board considered the performance of the Aberdeen Fund. Among other data relating specifically to the Aberdeen Fund, the Board noted that the Aberdeen Fund had slightly underperformed its benchmark index, the MSCI Emerging Markets Index, for the one- and three-year periods ended June 30, 2015 but had outperformed the MSCI Emerging Markets Index for the five-year period ended June 30, 2015, and had outperformed the Portfolio for the one-, three- and five-year periods ended June 30, 2015. The Board also noted that the Aberdeen Fund had outperformed the MSCI Emerging Markets Index for the one- and five year periods ended September 30, 2015 and that the Aberdeen Fund’s Morningstar percentile rankings for the one- and five-year periods were above the median. The Board considered Aberdeen’s Global Emerging Markets Equity strategy and took into account that the portfolio managers for that strategy were expected to manage the Portfolio.

Fees and expenses. With respect to fees and expenses, the Board considered that the Portfolio’s actual management fees and total expenses (exclusive of 12b-l fees) were below the median of peers divided into a broad group of peer funds (“Expense Universe”), a narrower group of peer funds (“Expense Group”) and a broad group of peer sub-advised funds (“Sub-advised Expense Universe”). The

Board noted that the Portfolio’s contractual management fees were below the asset-weighted average of the Expense Group at the Portfolio’s current size. The Board also took into account that the Portfolio’s contractual subadvisory fees were above the averages of the Sub-advised Expense Universe and a narrower group of peer sub-advised funds (“Sub-advised Expense Group”) at the Portfolio’s current size. In addition, the Board considered that the Adviser had negotiated reductions to the Portfolio’s subadvisory fee schedule as a result of the change of the subadviser and that the Adviser agreed to waive a portion of its advisory fee in order for Contract Owners to benefit from the lower subadvisory fee effective January 1, 2016.

The Board noted that the Aberdeen fee schedule is lower than the fee schedule for MFS. The Board noted Aberdeen’s undertaking to pay the operational costs associated with the subadviser change and MetLife Advisers’ commitment to consider a voluntary waiver of a portion of its fees after 2016.

Profitability. The Board considered the profitability to Aberdeen and its affiliates as a result of their relationships with the Portfolio, to the extent available, and the Board considered the ability of MetLife Advisers to negotiate with Aberdeen at arm’s length. In reviewing the profitability analyses, the Board recognized that expense allocation methodologies are inherently subjective and various expense allocation methodologies may be reasonable while producing different results.

Economies of scale. The Board also considered the effect of the Portfolio’s growth in size on its fees. The Board noted the Portfolio’s management fee and the proposed subadvisory fees contained breakpoints that would reduce the fee rate on assets above certain specified asset levels. The Board noted that if the Portfolio’s assets increase over time, the Portfolio may realize economies of scale if assets increase proportionally more than certain other fixed expenses.

Other factors. The Board considered other benefits that may be realized by Aberdeen and its affiliates from their relationship with the Trust, including the opportunity to provide advisory services to additional portfolios of the Trust and reputational benefits. The Board also considered possible conflicts of interest in the form of material benefits or detriments to the Trust resulting from the nature of the Trust’s and Aberdeen’s affiliations and the services that are provided to the Trust, and the manner in which such conflicts would be mitigated.

Conclusion. After full consideration of the factors discussed above, the Board, including a majority of the Independent Trustees, approved the New Subadvisory Agreement. The Board concluded that the nature, extent, and quality of services to be provided by Aberdeen supported the approval of the New Subadvisory Agreement. The Board also concluded that the investment performance of the Aberdeen Fund was such that the New Subadvisory Agreement with Aberdeen be approved. In addition, the Board concluded that the fees to be paid by the Portfolio to Aberdeen appeared to be acceptable in light of the nature, extent, and quality of the services to be provided by Aberdeen. Further, the Board concluded that Aberdeen’s profitability in providing services under the New Subadvisory Agreement did not appear unreasonably high in light of the nature, extent, and quality of the services to be provided by Aberdeen. Finally, the Board concluded that the fees payable under the New Subadvisory Agreement in some measure shares economies of scale with Contract Owners. In approving the New Subadvisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling.

IV. The Subadviser

ABERDEEN ASSET MANAGERS LIMITED is the subadviser to the Portfolio. Aberdeen’s registered office is at 10 Queens Terrace, Aberdeen, Scotland, AB10 1YG and place of business is at Bow Bells House, 1 Bread Street, London, England, EC4M9HH. Aberdeen along with its affiliates managed approximately $428.2 billion in assets as of December 31, 2015 for a range of pension funds, financial institutions, investment trusts, unit trusts, offshore funds, charities and private clients, in addition to U.S. registered investment companies.

In rendering investment advisory services to the Portfolio, Aberdeen may use the resources of its affiliates. Aberdeen and its affiliates have entered into a memorandum of understanding pursuant to which investment professionals from Aberdeen’s affiliates may provide portfolio management and research services to the Portfolio.

The Portfolio is managed by Aberdeen’s Global Emerging Markets Equity Team. The team members are jointly and primarily responsible for the day-to-day management of the Portfolio, with the following members having the most significant responsibility for the day-to-day management of the Portfolio: Hugh Young, Managing Director—Asia; Devan Kaloo, Head of Global Emerging Markets/Global Head of Equities, Joanne Irvine, Head of Emerging Markets (ex-Asia), Mark Gordon-James, CFA, Senior Investment Manager, and Nick Robinson, CFA, Director-Head of Brazilian Equities. All team members have both portfolio construction and research responsibilities.

•	Mr. Young is a Director of Aberdeen PLC and Managing Director—Asia. He joined Aberdeen in 1985 to manage Asian equities from London. He founded Aberdeen Asset Management Asia Limited, Aberdeen’s affiliate in Singapore, in 1992.

•	Mr. Kaloo is Head of Equities and Head of Global Emerging Markets for Aberdeen. He joined Aberdeen in 2000 as part of the Asian and Emerging Markets equity team based in Singapore before moving to London in 2005 as Head of Global Emerging Market equities.

•	Ms. Irvine is Head of Emerging Markets (ex-Asia), on the Global Emerging Markets Equity Team in London. She joined Aberdeen in 1996 in a group development role, and moved to the Global Emerging Markets Equity Team in 1997. Prior to joining Aberdeen, she was with Rutherford Manson Dowds (subsequently acquired by Deloitte), specializing in raising private equity and bank funding for private companies.

•	Mr. Gordon-James, CFA, is a Senior Investment Manager on the Global Emerging Markets Equities Team. He joined Aberdeen in 2004 from Merrill Lynch Investment Managers where he worked with the emerging markets team.

•	Mr. Robinson, CFA, is the Head of Brazilian Equities and a Director of Aberdeen’s operations in São Paulo. He joined Aberdeen in 2000 and spent eight years on the North American Equities Team, including three years based in Aberdeen’s U.S. offices. In 2008 he returned to London to join the Global Emerging Markets Equity Team. He relocated to Sao Paulo in 2009.

Following is a list of the directors and principal executive officers of Aberdeen and their principal occupations. The address of each person listed is: c/o 10 Queens Terrace, Aberdeen, Scotland, AB10 1YG.

Name	Principal Occupation at Aberdeen
Andrew Laing	Deputy Chief Executive
Christian Pittard	Group Head of Product Opportunities
Gary Marshall	Group Head of Product
Kenneth Fry	Chief Operating Officer
Roderick MacRae	Group Head of Risk
Jonathan Loukes	Deputy Finance Director
Bradshaw Crombie	Global Head of Fixed Income
Russell Chaplin	Chief Investment Officer—Property

Aberdeen acts as investment adviser to the following mutual funds that have investment objectives similar to those of the Portfolio:

	AS OF DECEMBER 31, 2015
Name of Comparable Fund	Fee Schedule (as a % of average daily net assets)	Account Type	Assets under Management
Aberdeen Emerging Markets Fund	45% of the advisory fee paid to the adviser, which is 0.90%	Mutual Fund	$6,701,490,974
Thrivent Partner Emerging Markets Equity Portfolio	0.85% of the first $50 million of average daily net assets managed by Aberdeen; 0.72% of the next $50 million of average daily net assets managed by Aberdeen; and 0.68% of all of average daily net assets managed by Aberdeen in excess of $100 million.*	Sub-Advisory	$53,027,893

*Thrivent Asset Management pays Aberdeen an annual subadvisory fee for the performance of subadvisory services for Thrivent Partner Worldwide Allocation Portfolio and for Thrivent Partner Emerging Markets Equity Portfolio. For purposes of determining breakpoints, assets invested in Thrivent Partner Worldwide Allocation Portfolio and Thrivent Partner Emerging Markets Equity Portfolio, both series of Thrivent Series Fund, Inc. and managed by the subadviser, will be included in determining average daily net assets.

V. Changes in the Portfolio’s Investment Style and Changes in the Portfolio’s Risks

Under Aberdeen’s management, the investment objective of the Portfolio has not changed and remains long-term capital appreciation. Following the subadviser change, the Portfolio will continue to invest at least 80% of its net assets in equity securities of emerging market companies. The Portfolio’s principal risks have not changed as a result of the subadviser change.

VI. Portfolio Transactions

Subject to the supervision of MetLife Advisers and the Trustees of the Trust, Aberdeen is responsible for decisions to buy and sell securities for the Portfolio’s account and for the placement of the Portfolio’s portfolio transactions and the negotiation of commissions paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options. In underwritten offerings, securities are usually purchased at a fixed price, which includes an amount of compensation to the underwriter generally referred to as the underwriter’s concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Aberdeen is responsible for effecting portfolio transactions and will do so in a manner consistent with its best execution policy and not according to any formula. It is Aberdeen’s policy to seek best combination of price and execution when executing transactions on behalf of clients. Best execution consists of obtaining the most favorable result, considering the full range of services provided within the current parameters of the market. Best execution is not necessarily measured by the circumstances surrounding a single transaction but may be measured over time through multiple transactions.

In selecting broker-dealers to execute securities transactions, Aberdeen considers, among others, such criteria as whether a broker-dealer is able to execute a difficult or unique trade, the ability to provide anonymity and confidentiality, the breadth of the broker-dealer’s counterparty relationships, the likelihood of execution, the likelihood and timeliness of settlement, and the broker’s willingness to commit capital. Aberdeen may consider the value of research services provided by broker-dealers, as described below. Alternative execution services venues (such as electronic communications networks, crossing networks, direct market access, algorithmic trading, and program trading) may also be utilized by Aberdeen to seek best execution.

When more than one firm is believed to meet Aberdeen’s criteria for selecting broker-dealers, preference may be given to brokers that provide the Portfolio or Aberdeen with brokerage and research services within the meaning of Section 28(e) of the Exchange Act. In doing so, the Portfolio may pay higher commission rates than the lowest available when Aberdeen believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. Aberdeen may use the research to benefit the Portfolio or other accounts managed by Aberdeen.

The Board has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct MetLife Advisers to cause Aberdeen to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the Management Agreement (“Directed Brokerage”). The Trustees will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

For the year ended December 31, 2015, the Portfolio paid $3,574,117 in brokerage commissions. No portion of the Portfolio’s brokerage commissions were paid to affiliated brokers during the year ended December 31, 2015.

VII. Portfolio’s Ownership Information

As of the Record Date, the total number of Class A and Class B shares of the Portfolio outstanding were 96,942,451.690 and 63,374,349.925, respectively.

Metropolitan Life Insurance Company, a New York life insurance company (“MetLife”), and its affiliates (individually an “Insurance Company” and collectively the “Insurance Companies”), are the record owners, through their separate accounts, of all of the Portfolio’s shares.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust’s knowledge, no person, as of the Record Date, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio’s shares.

VIII. Contract Owners Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to Contract Owners residing at the same address, unless such Contract Owners have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy of this Information Statement, please contact the Trust by writing to the Trust at One Financial Center, Boston, Massachusetts 02111, or by calling 1-800-638-7732. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any Contract Owner residing at an address to which only one copy was mailed. Contract Owners wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and Contract Owners sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

Exhibit 1

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made this 1st day of January, 2016, by and between Aberdeen Asset Managers Limited, a Scottish company (the “Subadviser”), and MetLife Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Met Investors Series Trust (the “Trust”), a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a management agreement as amended from time to time (the “Management Agreement”); and

WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Met/Aberdeen Emerging Markets Equity Portfolio (the “Portfolio”); and

WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Adviser in performing investment advisory services for the portion of the Portfolio’s assets allocated to the Subadviser, as determined from time to time by the Adviser, and the Subadviser is willing to render such services; and

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); is authorised and regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”); and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1. Employment of the Subadviser. The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Subadviser shall regard the Adviser as a professional client in respect of its FCA obligations. The Subadviser acknowledges that such appointment as investment subadviser to the Trust may be limited to those Portfolio assets allocated to the Subadviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to “the Portfolio” in this Agreement shall refer to those Trust assets allocated to the Subadviser by the Adviser. The

Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio or the Trust in any way. The Subadviser may use the resources of its affiliates in providing services under this agreement. The Subadviser and its affiliates have entered into a memorandum of understanding/personnel sharing procedures pursuant to which investment professionals from each affiliate may render portfolio management and research services to the Portfolio as associated persons of the Subadviser. The Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio and in such instances do so only for this limited purpose as the Adviser’s and the Trust’s agent and attorney-in-fact. Subadviser shall facilitate the negotiation of all futures agreements, options agreements, ISDA Master Agreements, Credit Support Annexes, and other contracts and agreements related to derivatives transactions and holdings in the Portfolio (“Derivatives Related Agreements”). Without prior written approval from the Adviser, the Subadviser does not have authority to execute Derivatives Related Agreements on behalf of the Trust, which responsibility the Adviser expressly retains.

Copies of the Trust’s Registration Statement, Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws (the Trust’s Articles of Incorporation or Declaration of Trust, as applicable, and Bylaws are collectively referred to herein as the “Charter Documents”), each as currently in effect, have been or will be delivered to the Subadviser. The Adviser agrees to notify the Subadviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio and to provide to the Subadviser copies of all amendments and supplements to the Registration Statement and amendments to the Charter Documents. The Adviser will provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto. The Subadviser shall not be obligated to abide by any changes in the Charter Documents, or in the fundamental and non-fundamental investment policies and restrictions of the Portfolio, or amendments and supplements to the Registration Statement until provided copies of such changes or amendments by the Adviser.

The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably requested by the Subadviser to perform its responsibilities pursuant to this Agreement, including but not limited to information regarding cash requirements and cash available for investment in the Portfolio. The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.

2. Obligations of and Services to be Provided by the Subadviser. The Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:

a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Adviser, subject to and in accordance with:

i.	the investment objective, policies and restrictions of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time;

ii.	the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M of the Code including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder;

iii.	any written instructions, policies and guidelines which the Adviser or the Trust’s Board of Trustees may issue from time to time; and

iv.	with all applicable provisions of law, including without limitation all applicable provisions of the 1940 Act the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”).

b.	In furtherance of and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

c.	The Subadviser shall render such reports to the Trust’s Board of Trustees and the Adviser as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Trustees of the Trust pursuant to Sections 15(a) and15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Trust’s Board of Trustees or the Adviser at their reasonable request.

d.

Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders, timely direct the Portfolio’s custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio and purchased (or otherwise acquired) by the Subadviser. In connection with its responsibilities hereunder, the Subadviser may retain a third-party to provide proxy voting and ancillary administrative services.

e.	Absent instructions from the Adviser to the contrary and to the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act.

f.	To the extent consistent with applicable law and then current SEC Positions and absent instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available. In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolio’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board of the Trust and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.

g.

Subject to seeking the most favorable price and execution, the Board of Trustees or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment. To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers. To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, it shall effect directed brokerage transactions only when it has determined that the particular purchase or sale is in all respects proper for the Portfolio and that best execution can be obtained, and shall only be obligated to direct brokerage in the approximate amount of no more than 25% of the Portfolio’s commissions. This instruction is not intended to encourage or require purchase or sale decisions that would not have otherwise been made in the normal course of managing Portfolio assets absent this instruction either with respect to the substantive trade decision or the choice of the broker to process the trade.

h.	In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust. Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

i.	In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.

j.	The Subadviser shall:

i.	Comply with the Trust’s written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act;

ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings);

iii.	Notify the Adviser promptly of any non-routine contact from the SEC or other regulators or a Self-Regulatory Organization (“SRO”) (such as an investigation or institution of a proceeding, but not including informal inquiries and periodic or sweep examinations) relating directly or indirectly to the Portfolio or that would have a material impact on the Subadviser’s asset management business; and

iv.	Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) relating directly or indirectly to the Portfolio, the Trust, the Adviser or the Subadviser of which it is aware and actions taken in response to issues or items raised by the SEC, an SRO or other regulators.

k.	The Subadviser shall (i) maintain procedures regarding the use of derivatives, and (ii) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Trust or the Adviser.

l.	The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation: (1) interest and taxes; (2) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio; and (3) custodian fees and expenses.

m.	The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under Section 817(h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter.

n.	The Subadviser shall be responsible for the preparation and filing of Schedules 13D and 13G and Form 13F (as well as other filings triggered by ownership in securities and other investments under other applicable laws, rules and regulations) on behalf of the Portfolio, which filings may be based on other accounts managed by the Subadviser and its affiliates.

o.	The Subadviser shall provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) for each security or other investment/asset in the Portfolio for which market prices are not readily available or not reliable.

p.

The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and (ii) any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser and who are identified in the prospectus or Statements of Additional Information, in each case within a reasonable commercial period of time after, such change. The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser and who are identified in the prospectus or Statements of Additional Information. In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio. In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser and who are identified in the prospectus or Statement of Additional Information.

q.	The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, where the same security is bought or sold for a number of the Subadviser’s clients at approximately the same time, transactions will be averaged as to price and transaction costs and typically will be allocated among the participating Subadviser’s clients in proportion to the purchase and sale orders placed for each participating client account. If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

r.	In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

3. Compensation of the Subadviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate of the value of the Portfolio’s average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly in arrears as soon as practicable. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio’s net assets allocated to the Subadviser by the Adviser shall be computed at the times and in the manner specified in the Trust’s Registration Statement.

4. Activities of the Subadviser. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A-1 of the Advisers Act and Rule 17j-1(b) of the 1940 Act.

5. Use of Names. The Subadviser hereby consents to the Portfolio being named the Met/Aberdeen Emerging Markets Equity Portfolio. The Adviser shall not use the name “Aberdeen” and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, statement of additional information, sales literature, proxy statement, report to shareholders, or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time directors, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “Aberdeen” or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

Upon termination of this Agreement for any reason, the Adviser shall within 30 days (i) cease and cause the Portfolio and the Trust to cease all use of the name and mark “Aberdeen,” and (ii) take all necessary action to cause the Trust’s Registration Statement and any other relevant documentation to be amended to accomplish a change of name and to reflect that the Subadviser no longer serves as subadviser to the Portfolio.

6. Liability and Indemnification.

a.	Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, directly arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Subadviser Indemnitees (as defined below) for use therein.

b.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, directly arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser by a Subadviser Indemnitee for use therein.

7. Limitation of Trust’s Liability. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in the Trust’s Charter Documents. The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of or other series of the Trust.

8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, 2016 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust’s Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days’ prior written notice to the Subadviser, or by the Subadviser upon 60 days’ prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder. This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio’s outstanding voting securities.

9. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as (i) required by law, rule or regulation, (ii) requested by a regulatory authority, (iii) with respect to disclosure to a party’s officers, directors, employees, professional advisors, affiliates or service providers (“Representatives”) who need to know such information solely in connection with the performance of such party’s duties and obligations under this Agreement and who have been informed of the confidential nature of such information, or (iv) otherwise agreed to in writing by the parties. With respect to confidential information requested by a regulatory authority, the party receiving such request agrees to provide the other party with prompt notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy. All information disclosed pursuant to this paragraph shall nonetheless continue to be deemed confidential. The Subadviser retains all rights in and to any of its proprietary investment models, strategies and approaches used by or on behalf of the Portfolio and any models, strategies or approaches based upon or derived from them.

The Adviser and Subadviser hereby consent to the disclosure to third parties of (i) investment results and other data of the Adviser, the Subadviser or the Portfolio in connection with providing composite investment results of the Subadviser and (ii) investments and transactions of the Adviser, the Subadviser or the Portfolio in connection with providing composite information of clients of the Subadviser. The Subadviser is authorized to refer to the Trust on the Subadviser’s representative client list used in marketing materials and the Subadviser’s client referral list, each, which may, from time to time, be distributed to third parties.

10. Cooperation with Regulatory Authorities. The parties to this Agreement each agree to cooperate in a reasonable manner to respond to any legal, administrative, judicial or regulatory action, claim, or suit brought by a regulatory authority against either party, as a result of performing its obligations under this Agreement.

11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Subadviser is authorized, as agent of the Portfolio, to give instructions to the custodian with respect to the assets of the Portfolio in order to carry out its duties under the terms of this Agreement, including, with respect to the delivery of securities and other investments and payments of cash for the account of the Portfolio. The Subadviser shall provide timely instructions directly to the custodian, in the manner and form as required by the agreement between the Trust and the custodian in effect from time to time (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the custodian. The Subadviser shall provide to the Adviser a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio. The Subadviser shall have no liability for the acts or omissions of any custodian of the Portfolio’s assets. Subject to Section 2(k), the Subadviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

13. Notices. All notices hereunder shall be provided in writing, by facsimile or by e-mail. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:	Met Investors Series Trust One Financial Center Boston, Massachusetts 02111 Attn: Kristi Slavin kslavin@metlife.com (e-mail)

If to Adviser:	MetLife Advisers, LLC One Financial Center Boston, Massachusetts 02111 Attn: Kristi Slavin kslavin@metlife.com (e-mail)

If to Subadviser:	Aberdeen Asset Managers Limited Bow Bells House 1 Bread Street London EC4M 9HH Attn: Legal Phone: +44 (0) 20 7463 6000 Fax: +44 (0) 20 7463 6001 Email: legal.helpdesk.uk@aberdeen-asset.com

With a copy to:	Aberdeen Asset Management Inc. 1735 Market Street, 32nd Floor Philadelphia, PA 19103 Attn: Client Services Phone: 215-405-5700 Fax: 215-405-2385 Email: clientservice.americas@aberdeen-asset.com

14. Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Subadviser hereunder, including a copy of Part 2 of the Subadviser’s Form ADV. The parties agree and consent to receive documents electronically, including, but not limited to, the Subadviser’s Form ADV and annual update, confirmations, announcements, other regulatory and other communications, including reports and statements.

15. Miscellaneous. The Trust is the only intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

METLIFE ADVISERS, LLC

BY:	/s/ Peter H. Duffy
Peter H. Duffy
Senior Vice President

Aberdeen Asset Managers Limited

BY:	/s/ Gordon Brough
Name:	Gordon Brough
Title	Authorised Signatory

SCHEDULE A

Percentage of average daily net assets of the Portfolio

assets allocated to the Subadviser by the Adviser

0.70% on the first $250 million

0.60% on the next $250 million

0.55% on the next $500 million

0.50% on assets over $1 billion

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